FILED COPY
CHANGE OF NAME
STOCK CHANGE

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        PEGASUS DEVELOPMENT GROUP, INC.,
                             a Colorado corporation
                                                              19971203135 C
                                                              $ 25.00
                                                              SECRETARY OF STATE
                                                              12-17-97 14:23:43

          Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation that were adopted by the shareholders of the corporation on November 21, 1997, The number of votes for the amendments cast by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group. The amendments to the Articles of Incorporation are as follows:

                                    ARTICLE I

          "The name of the corporation is SpaceDev Inc."

                                   ARTICLE III

          Article III of Articles of Incorporation is amended by deleting the opening paragraph thereof and replacing it with the following paragraph:

          "The aggregate number of shares which the corporation shall have authority to issue is 35,000,000 of which 10,000,000 shall be shares of preferred stock, $.001 par value per share, and 25,000,000 shall be shares of common stock, $.0001 par value per share. The designations, preferences, limitations and relative rights of the shares of each class shall be as set forth below in this Article III."

          Dated the 25 day of November, 1997.

                                             SPACEDEV,
                                             a Colorado corporation


                                             By /S/ James W. Benson
                                               -----------------------------
                                               James W. Benson, President





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